FOR IMMEDIATE RELEASE

Contact: John Jackson
(212) 521-5914


                  New York, New York, March 17, 1998 - Renaissance Cosmetics, Inc. announced that it has today retained the investment banking firm Wasserstein Perella & Co., Inc. as financial advisor to assist the Company in evaluating its capital structure and considering financing alternatives available to the Company.

                  The Company is a manufacturer and marketer of mass market fragrances and cosmetics sold in the United States and internationally. Statements contained in this news release, if not historical, are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties that could cause actual results to differ materially from the results described in the forward looking statements. Such risks and uncertainties include the Company's high level of debt and leverage; the effect on the Company of restrictive debt covenants; the Company's dependence on key personnel; competition in the Company's markets; general economic conditions; changes in the retail industry generally and in the fragrance and cosmetics industries specifically; the ability of the Company to implement its business and acquisition strategy, including the ability to integrate recently acquired businesses into the Company; actions that may be taken by the Company's lenders and unsecured creditors following the Company's failure to make timely payment of all interest due on its outstanding 11-3/4% Senior Notes; the continued availability of trade credit on terms previously enjoyed by the Company; the ability of the Company to obtain financing for future acquisitions, including obtaining required approvals from its existing lenders for such acquisitions; changes in consumer preferences; brand awareness; actions that may be taken by the Company's lenders if the Company defaults on any of its debt instruments; the effects of seasonality; and the Company's reliance on the year-end holiday season and risks inherent in foreign operations. A further discussion of factors that could affect the Company's results is included in the Company's reports filed with the Securities and Exchange Commission.